Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-151801, No. 333-120320, No. 333-157112, No. 333-163117) and Form S-3 (No. 333-138749) of Tower Group, Inc. of our reports dated March 1, 2010 with respect to the consolidated financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting of Tower Group, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.
/s/ JOHNSON LAMBERT & CO. LLP
Falls Church, Virginia
March 1, 2010